                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 25, 2000, except as to the subsequent events described in Note 12 which are as of March 9 2000, relating to the financial statements of Nogatech, Inc., which appear in such Prospectus.

We also consent to the references to our firm under the caption "Experts".


Tel Aviv, Israel                                  Kesselman & Kesselman
March 28, 2000                    Certified Public Accountants (Israel)